Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Third Quarter of 2018

SACRAMENTO, California, October 19, 2018 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.3 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter and the nine months ended September 30, 2018. Net income for the quarter ended September 30, 2018 was $4.0 million or $0.25 per share – diluted, compared with net income of $2.9 million or $0.18 per share – diluted for the same period of 2017. Net income for the nine months ended September 30, 2018 was $10.9 million or $0.67 per share – diluted, compared with net income of $7.3 million or $0.49 per share – diluted for the same period of 2017.

Financial highlights for the third quarter of 2018:

●	Net income of $4.0 million ($0.25 per share –diluted) was an increase of $1.1 million (40%) from $2.9 million ($0.18 per share – diluted) earned during the same period in the prior year.
●	Net interest income increased $1.5 million (15%) to $12.1 million compared to $10.6 million for the same period in the prior year.
●	Return on average assets improved to 1.23% compared to 0.93% for the same period in the prior year.
●	Return on average equity improved to 12.16% compared to 9.01% for the same period in the prior year.
●	Average loans totaled $930.9 million, an increase of $125.7 million (16%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.2 billion, an increase of $83.6 million (7%) compared the same period in the prior year.
●	Average deposits totaled $1.1 billion, an increase of $55.2 million (5%) compared the same period in the prior year.
o	Average non-maturing deposits totaled $946.2 million, an increase of $96.0 million (11%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $163.3 million, a decrease of $40.7 million (20%) compared to the same period in the prior year.
●	The Company’s efficiency ratio was 58.4% compared to 63.1% for the same period in the prior year.
●	Nonperforming assets at September 30, 2018 totaled $3.9 million or 0.29% of total assets, a decrease of $4.5 million (54%) compared to September 30, 2017.
●	Book value per common share was $8.14 at September 30, 2018 compared to $7.89 at September 30, 2017.
●	Tangible book value per common share was $8.03 at September 30, 2018 compared to $7.77 at September 30, 2017.

Financial highlights for the nine months ended September 30, 2018:

●

Net income of $10.9 million was an increase of $3.6 million (48%) from $7.3 million earned during the same period in the prior year. Earnings of $0.67 per share – diluted was an increase of $0.18 (37%) from $0.49 per share – diluted earned during the same period in the prior year and reflects the impact of 2,738,096 shares of common stock sold and issued in the second quarter of 2017.

●	Net interest income increased $4.6 million (15%) to $35.1 million compared to $30.5 million for the same period in the prior year.
●	Return on average assets improved to 1.14% compared to 0.83% for the same period in the prior year
●	Return on average equity improved to 11.29% compared to 8.80% for the same period in the prior year.
●	Average loans totaled $912.6 million, an increase of $101.6 million (13%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.2 billion, an increase of $100.3 million (9%) compared to average earning assets for the same period in the prior year.
●	Average deposits totaled $1.1 billion, an increase of $50.1 million (5%) compared to average deposits for the same period in the prior year.
o	Average non-maturing deposits totaled $906.5 million, an increase of $88.3 million (11%) compared to average non-maturing deposits for the same period in the prior year.
o	Average certificates of deposit totaled $171.9 million, a decrease of $37.3 million (18%) compared to average certificates of deposit for the same period in the prior year.
●	The Company’s efficiency ratio was 61.5% compared to 67.8% during the same period in the prior year.
●	Nonperforming assets at September 30, 2018 totaled $3.9 million or 0.29% of total assets, a decrease of $2.0 million (45% annualized) since December 31, 2017.
●	Book value per common share was $8.14 at September 30, 2018 compared to $7.82 at December 31, 2017.
●	Tangible book value per common share was $8.03 at September 30, 2018 compared to $7.70 at December 31, 2017.

Randall S. Eslick, President and CEO commented: “We are pleased to report very strong growth in deposits for the quarter. Total deposits increased $90 million, but more importantly core deposits increased $96 million. This growth reflects the benefits of a very vibrant economy for our customers and the results of the continued commitment by our dedicated employees. The added liquidity allowed us to repay short term borrowings advanced earlier in the year, was beneficial to our net interest margin and will support future loan growth.”

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933 and Securities Act of 1934. These forward-looking statements (which involve our plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of our loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under the heading “Risk Factors” and to subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For The Three Months Ended			For The Nine Months Ended
Net income, average assets and	September 30,		June 30,	September 30,
average shareholders' equity	2018	2017	2018	2018	2017
Net income	$4,032	$2,876	$3,618	$10,891	$7,337
Average total assets	$1,300,278	$1,220,900	$1,276,697	$1,275,369	$1,180,150
Average total earning assets	$1,229,704	$1,146,132	$1,208,281	$1,206,798	$1,106,532
Average shareholders' equity	$131,499	$126,574	$128,181	$128,933	$111,533

Selected performance ratios
Return on average assets	1.23%	0.93%	1.14%	1.14%	0.83%
Return on average equity	12.16%	9.01%	11.32%	11.29%	8.80%
Efficiency ratio	58.4%	63.1%	61.2%	61.5%	67.8%

Share and per share amounts
Weighted average shares - basic (1)	16,252	16,191	16,245	16,242	14,884
Weighted average shares - diluted (2)	16,342	16,288	16,325	16,327	14,984
Earnings per share - basic	$0.25	$0.18	$0.22	$0.67	$0.49
Earnings per share - diluted	$0.25	$0.18	$0.22	$0.67	$0.49

	At September 30,		At June 30,
Share and per share amounts	2018	2017	2018
Common shares outstanding (2)	16,330	16,265	16,318
Book value per common share (2)	$8.14	$7.89	$7.97
Tangible book value per common share (2)(3)	$8.03	$7.77	$7.85

Capital ratios (4)
Bank of Commerce Holdings
Common equity tier 1 capital ratio	12.65%	12.66%	12.15%
Tier 1 capital ratio	13.59%	13.65%	13.07%
Total capital ratio	15.75%	15.91%	15.20%
Tier 1 leverage ratio	11.18%	11.12%	11.11%
Tangible common equity ratio (5)	9.98%	10.27%	10.02%

Redding Bank of Commerce
Common equity tier 1 capital ratio	13.14%	12.87%	12.51%
Tier 1 capital ratio	13.14%	12.87%	12.51%
Total capital ratio	14.36%	14.12%	13.72%
Tier 1 leverage ratio	10.78%	10.50%	10.60%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(3) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. Capital ratios for the Company include the benefit of $26.8 million net proceeds from the sale of 2,738,096 shares of common stock in the second quarter of 2017.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of September 30, 2018, the Company had total consolidated assets of $1.3 billion, gross loans of $927.5 million, allowance for loan and lease losses (“ALLL”) of $12.4 million, total deposits of $1.1 billion, and shareholders’ equity of $133.0 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2018	Total
Commercial	$132,091	14%	$140,433	17%	$(8,342)	(6)%	$139,670	15%
Real estate - construction and land development	20,496	2	14,700	2	5,796	39%	21,292	2
Real estate - commercial non-owner occupied	431,246	47	333,766	40	97,480	29%	427,088	46
Real estate - commercial owner occupied	195,608	21	190,203	23	5,405	3%	199,412	21
Real estate - residential - ITIN	38,353	4	42,063	5	(3,710)	(9)%	39,424	4
Real estate - residential - 1-4 family mortgage	33,473	4	21,119	3	12,354	58%	33,391	4
Real estate - residential - equity lines	28,713	3	31,158	4	(2,445)	(8)%	28,879	3
Consumer and other	47,500	5	51,432	6	(3,932)	(8)%	47,660	5
Gross loans	927,480	100%	824,874	100%	102,606	12%	936,816	100%
Deferred fees and costs	1,757		1,770		(13)		1,763
Loans, net of deferred fees and costs	929,237		826,644		102,593		938,579
Allowance for loan and lease losses	(12,392)		(11,692)		(700)		(12,388)
Net loans	$916,845		$814,952		$101,893		$926,191

Average yield on loans during the quarter	4.93%		4.87%		0.06		4.85%

The Company recorded gross loan balances of $927.5 million at September 30, 2018, compared with $824.9 million and $936.8 million at September 30, 2017 and June 30, 2018, respectively, an increase of $102.6 million and a decrease of $9.3 million, respectively. The increase in gross loans compared to the same period a year ago was organic and did not rely on loan pool purchases.

Average loan balances were $930.9 million for the quarter ended September 30, 2018, compared with $805.1 million for the quarter ended September 30, 2017 and $922.7 million for the quarter ended June 30, 2018, an increase of $125.7 million or 16% and an increase of $8.2 million or 4% annualized, respectively.

The average yield on loans during the current quarter was 4.93% compared to 4.87% and 4.85% for the quarters ended September 30, 2017 and June 30, 2018, respectively.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2018	Total
Cash and due from banks	$21,316	6%	$19,929	6%	$1,387	7%	$23,996	9%
Interest-bearing deposits in other banks	69,920	21	65,702	19	4,218	6%	15,690	5
Total cash and cash equivalents	91,236	27	85,631	25	5,605	7%	39,686	14

Investment securities:
U.S. government and agencies	35,656	11	36,474	10	(818)	(2)%	38,994	14
Obligations of state and political subdivisions	51,562	16	53,850	15	(2,288)	(4)%	58,479	20
Residential mortgage backed securities and collateralized mortgage obligations	124,109	38	105,224	31	18,885	18%	121,218	42
Corporate securities	3,974	1	6,968	2	(2,994)	(43)%	3,987	1
Commercial mortgage backed securities	24,167	7	26,148	7	(1,981)	(8)%	24,742	9
Other asset backed securities	165	—	3,830	1	(3,665)	(96)%	219	—
Total investment securities - AFS	239,633	73	232,494	66	7,139	3%	247,639	86

Obligations of state and political subdivisions - HTM	—	—	30,724	9	(30,724)	(100)%	—	—
Total investment securities - AFS and HTM	239,633	73	263,218	75	(23,585)	(9)%	247,639	86
Total cash, cash equivalents and investment securities	$330,869	100%	$348,849	100%	$(17,980)	(5)%	$287,325	100%
Average yield on interest-bearing due from banks and investment securities during the quarter - nominal	2.47%		2.19%		0.28		2.56%
Average yield on interest-bearing due from banks and investment securities during the quarter - tax equivalent	2.61%		2.52%		0.09		2.72%

As of September 30, 2018, we maintained noninterest-bearing cash positions of $21.3 million and interest-bearing deposits of $69.9 million at the Federal Reserve Bank and correspondent banks. The increase in cash and cash equivalents compared to the previous quarter reflects organic core deposit growth as a result of improved economic conditions and the seasonal change in deposits which was greater in 2018, than in the prior two years.

Investment securities totaled $239.6 million at September 30, 2018, compared with $263.2 million and $247.6 million at September 30, 2017 and June 30, 2018, respectively. Our investment securities portfolio provides us with a secondary source of liquidity to fund higher yielding asset opportunities, such as loan originations. During the third quarter of 2018, we purchased five securities with a par value of $9.8 million and weighted average yield of 3.73% and sold nine securities with a par value of $7.2 million and weighted average yield of 2.83%. The sales activity on available-for-sale securities resulted in $1 thousand in net realized gains. During the same period, we received $9.3 million in proceeds from principal payments, calls and maturities within the investment securities portfolio.

Average securities balances and weighted average tax equivalent yields for the quarters ended September 30, 2018 and 2017 were $248.4 million and 2.74% compared to $256.7 million and 2.91%, respectively. The current quarter tax equivalent yields were reduced by 16 basis points as a result of the Tax Cuts and Jobs Act of 2017 which reduced the federal corporate tax rate from a graduated rate of 35% to a flat rate of 21%.

At September 30, 2018, our net unrealized losses on available-for-sale investment securities were $5.8 million compared with net unrealized gains of $630 thousand and net unrealized losses of $4.9 million at September 30, 2017 and June 30, 2018, respectively. The changes in the net unrealized loss on the investment securities portfolio are due to changes in market interest rates and the reclassification of all HTM securities to AFS during the fourth quarter of 2017.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2018	Total
Demand - noninterest-bearing	$361,516	32%	$316,814	30%	$44,702	14%	$316,347	30%
Demand - interest-bearing	510,553	45	433,466	41	77,087	18%	465,087	44
Total demand	872,069	77	750,280	71	121,789	16%	781,434	74

Savings	111,388	10	111,962	11	(574)	(1)%	106,170	10
Total non-maturing deposits	983,457	87	862,242	82	121,215	14%	887,604	84

Certificates of deposit	161,304	13	200,543	18	(39,239)	(20)%	166,925	16
Total deposits	$1,144,761	100%	$1,062,785	100%	$81,976	8%	$1,054,529	100%

Total deposits at September 30, 2018, increased $82.0 million or 8% to $1.1 billion compared to September 30, 2017, and increased $90.2 million or 34% annualized compared to June 30, 2018. Total non-maturing deposits increased $121.2 million or 14% compared to the same date a year ago and increased $95.9 million or 43% annualized compared to June 30, 2018. Certificates of deposit decreased $39.2 million or 20% compared to the same date a year ago and decreased $5.6 million or 13% annualized compared to June 30, 2018.

TABLE 5
WHOLESALE AND RECIPROCAL DEPOSITS - UNAUDITED
(amounts in thousands)

	At September 30,		At June 30,
	2018	2017	2018
CDARS / ICS reciprocal deposits	$78,772	$56,203	$60,538
Online listing service wholesale time deposits	24,397	37,293	25,491
Total wholesale and reciprocal deposits	$103,169	$93,496	$86,029

For calendar quarters prior to June 30, 2018, CDARS/ ICS reciprocal deposits were considered to be brokered deposits by regulatory authorities and were reported as such on quarterly Call Reports. With passage of The Economic Growth, Regulatory Relief and Consumer Protection Act in May 2018, this is no longer so.

AVERAGE COST OF FUNDS

The following table presents the average cost of interest-bearing deposits, all deposits and all interest-bearing liabilities for the periods indicated.

TABLE 6
AVERAGE COST OF FUNDS - UNAUDITED
For The Three Months Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2017	2017	2017	2017	2016
Interest-bearing deposits	0.42%	0.41%	0.41%	0.42%	0.43%	0.42%	0.39%	0.40%
Interest-bearing deposits and noninterest-bearing demand	0.29%	0.29%	0.29%	0.30%	0.31%	0.31%	0.30%	0.30%
All interest-bearing liabilities	0.64%	0.68%	0.60%	0.59%	0.60%	0.60%	0.56%	0.57%
All interest-bearing liabilities and noninterest-bearing demand	0.45%	0.50%	0.43%	0.42%	0.43%	0.44%	0.42%	0.42%

INCOME STATEMENT OVERVIEW

TABLE 7
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)
For The Three Months Ended

	September 30,		Change		June 30,	Change
	2018	2017	Amount	%	2018	Amount	%
Interest income	$13,431	$11,765	$1,666	14%	$12,990	$441	3%
Interest expense	1,304	1,181	123	10%	1,410	(106)	(8)%
Net interest income	12,127	10,584	1,543	15%	11,580	547	5%
Provision for loan and lease losses	—	—	—	—%	—	—	—%
Noninterest income	943	1,076	(133)	(12)%	962	(19)	(2)%
Noninterest expense	7,634	7,357	277	4%	7,671	(37)	0%
Income before provision for income taxes	5,436	4,303	1,133	26%	4,871	565	12%
Provision for income taxes	1,404	1,427	(23)	(2)%	1,253	151	12%
Net income	$4,032	$2,876	$1,156	40%	$3,618	$414	11%

Basic earnings per share	$0.25	$0.18	$0.07	39%	$0.22	$0.03	14%
Average basic shares	16,252	16,191	61	—%	16,245	7	—%
Diluted earnings per share	$0.25	$0.18	$0.07	39%	$0.22	$0.03	14%
Average diluted shares	16,342	16,288	54	—%	16,325	17	—%
Dividends declared per common share	$0.04	$0.03	$0.01	33%	$0.04	$—	—%

Third Quarter of 2018 Compared With Third Quarter of 2017

Net income for the third quarter of 2018 increased $1.2 million compared to the third quarter of 2017. In the current quarter, net interest income was $1.5 million higher and the provision for income taxes was $23 thousand lower. These positive changes were offset by noninterest income that was $133 thousand lower, and noninterest expenses that were $277 thousand higher.

Net Interest Income

Net interest income increased $1.5 million compared to the same period a year ago.

Interest income for the third quarter of 2018 increased $1.7 million or 14% to $13.4 million:

●	Interest and fees on loans increased $1.7 million due to a $125.7 million increase in average loan balances and a six basis point increase in the average yield on the loan portfolio.

●	Interest on securities increased $9 thousand due to a 10 basis point increase in average yield on the securities portfolio partially offset by an $8.2 million decrease in average securities balances.

●

Interest on interest-bearing deposits due from banks decreased $24 thousand due to a $33.9 million decrease in average interest-bearing deposit balances, partially offset by a 69 basis point increase in average yield.

Interest expense for the third quarter of 2018 increased $123 thousand or 10% to $1.3 million:

●

Interest expense on interest bearing deposits decreased $1 thousand. Average interest-bearing demand and savings deposit balances increased $55.3 million, while average certificate of deposit balances decreased $40.7 million. The average rate paid on interest-bearing deposits decreased one basis point.

●	Interest expense on other interest bearing liabilities increased $124 thousand due to increased borrowing from the Federal Home Loan Bank of San Francisco.

Provision for loan and lease loss

As a result of continued improved asset quality and net loan loss recoveries, no provision for loan and lease losses was necessary during the current quarter or during the same quarter a year ago.

Noninterest Income

Noninterest income for the three months ended September 30, 2018 decreased $133 thousand compared to the third quarter for 2017. The decrease was due to gains on sale of investment securities and OREO properties in the prior year totaling $119 thousand that did not recur in the current year.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2018 increased $277 thousand compared to the same period a year previous. The net increase was due to a $238 thousand increase in salaries and related benefit costs that increased primarily as a result of additional employees hired in our Sacramento market and decreased deferrals of direct loan origination costs.

The Company’s efficiency ratio was 58.4% for the third quarter of 2018 compared to 63.1% during the same period in 2017.

Income Tax Provision

For the three months ended September 30, 2018, our income tax provision of $1.4 million on pre-tax income of $5.4 million was an effective tax rate of 25.8%. The current quarter effective tax rate reflects the benefits of the Tax Cuts and Jobs Act of 2017 which reduced the federal corporate tax rate from a graduated rate of 35% to a flat rate of 21%. This compares with a provision for income taxes for the third quarter of the prior year of $1.4 million on pre-tax income of $4.3 million which was an effective tax rate of 33.2%.

Third Quarter of 2018 Compared With Second Quarter of 2018

Net income for the third quarter of 2018 increased $414 thousand compared to the second quarter of 2018. In the current quarter, net interest income was $547 thousand higher and noninterest expense was $37 thousand lower. These positive changes were offset by noninterest income that was $19 thousand lower and a provision for income taxes that was $151 thousand higher.

Net Interest Income

Net interest income increased $547 thousand over the prior quarter.

Interest income for the three months ended September 30, 2018 increased $441 thousand or 3% to $13.4 million.

●	Interest and fees on loans increased $404 thousand due to the following:
o	Average loan balances increased $8.2 million and average yield on the loan portfolio increased eight basis points.
o	The third quarter of 2018 was one day longer than the second quarter of 2018.
●	Interest on investment securities decreased $82 thousand due to an $8.1 million decrease in average securities balances and a seven basis point decrease in average yield on the investment portfolio.
●	Interest on interest-bearing deposits due from banks increased $119 thousand due to a $21.4 million increase in average balances and a 14 basis point increase in average yield.

Interest expense for the three months ended September 30, 2018 decreased $106 thousand or 8% to $1.3 million.

●

Interest expense on deposits increased $47 thousand as average interest-bearing demand and savings deposits increased $27.5 million, average certificates of deposit decreased $7.5 million and the average rate paid on these deposits increased by one basis point.

●

Interest expense on borrowings from the Federal Home Loan Bank of San Francisco decreased $146 thousand. Federal Home Loan Bank of San Francisco borrowings averaged $22.3 million compared to an average balance of $55.3 million for the prior quarter.

●	Interest expense on other term debt decreased $7 thousand.

Provision for loan and lease loss

As a result of continued improved asset quality and net loan loss recoveries, no provision for loan and lease losses was necessary during the current or previous quarter.

Noninterest Income

Noninterest income for the three months ended September 30, 2018 decreased $19 thousand, a variance not concentrated in any one item.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2018 decreased $37 thousand a variance not concentrated in any one item.

The Company’s efficiency ratio was 58.4% for the third quarter of 2018 compared to 61.2% during the prior quarter.

Income Tax Provision

For the three months ended September 30, 2018, our income tax provision of $1.4 million on pre-tax income of $5.4 million with an effective tax rate of 25.8%. This compares with a provision for income taxes for the prior quarter of $1.3 million on pretax income of $4.9 million which was an effective tax rate of 25.7%.

Earnings Per Share

Diluted earnings per share were $0.25 for the three months ended September 30, 2018 compared with diluted earnings per share of $0.18 for the same period a year ago and diluted earnings per share of $0.22 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in table 7 presented earlier in this press release.

TABLE 8a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	September 30, 2018			September 30, 2017			June 30, 2018
	Average		Yield /	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$930,863	$11,568	4.93%	$805,144	$9,887	4.87%	$922,687	$11,164	4.85%
Taxable securities	199,883	1,209	2.40%	179,362	1,049	2.32%	206,247	1,278	2.49%
Tax-exempt securities	48,561	400	3.27%	77,303	551	2.83%	50,306	413	3.29%
Interest-bearing deposits in other banks	50,397	254	2.00%	84,323	278	1.31%	29,041	135	1.86%
Average interest-earning assets	1,229,704	13,431	4.33%	1,146,132	11,765	4.07%	1,208,281	12,990	4.31%
Cash and due from banks	21,834			19,143			19,880
Premises and equipment, net	13,768			15,362			14,167
Goodwill and core deposit intangible, net	1,888			2,109			1,943
Other assets	33,084			38,154			32,426
Average total assets	$1,300,278			$1,220,900			$1,276,697

Interest-bearing liabilities:
Interest-bearing demand	$494,906	276	0.22%	$436,614	196	0.18%	$467,651	215	0.18%
Savings deposits	107,349	73	0.27%	110,305	52	0.19%	107,108	64	0.24%
Certificates of deposit	163,302	465	1.13%	204,044	567	1.10%	170,824	488	1.15%
Federal Home Loan Bank of San Francisco borrowings	22,283	121	2.15%	—	—	—%	55,275	267	1.94%
Other borrowings net of unamortized debt issuance costs	14,681	265	7.16%	17,804	292	6.51%	15,614	279	7.17%
Junior subordinated debentures	10,310	104	4.00%	10,310	74	2.85%	10,310	97	3.77%
Average interest-bearing liabilities	812,831	1,304	0.64%	779,077	1,181	0.60%	826,782	1,410	0.68%
Noninterest-bearing demand	343,948			303,314			309,199
Other liabilities	12,000			11,935			12,535
Shareholders’ equity	131,499			126,574			128,181
Average liabilities and shareholders’ equity	$1,300,278			$1,220,900			$1,276,697
Net interest income and net interest margin (4)		$12,127	3.91%		$10,584	3.66%		$11,580	3.84%
Tax equivalent net interest margin (3)			3.95%			3.76%			3.88%

(1) Interest income on loans includes deferred fees and costs of approximately $75 thousand, $95 thousand, and $145 thousand for the three months ended September 30, 2018, and 2017 and June 30, 2018, respectively.

(2) Net loans includes average nonaccrual loans of $3.8 million, $8.6 million and $4.2 million for the three months ended September 30, 2018 and 2017 and June 30, 2018, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% for 2018 and at a 34% tax rate for 2017. The amount of such adjustments was an addition to recorded income of approximately $106 thousand, $284 thousand and $110 thousand for the three months ended September 30, 2018 and 2017 and June 30, 2018, respectively.

(4) Net interest margin is annualized net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 8b
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Nine Months Ended
	September 30, 2018			September 30, 2017
	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$912,648	$33,461	4.90%	$811,080	$29,029	4.79%
Taxable securities	203,791	3,696	2.42%	153,702	2,710	2.36%
Tax-exempt securities	52,844	1,276	3.23%	74,932	1,615	2.88%
Interest-bearing deposits in other banks	37,515	518	1.85%	66,818	548	1.10%
Average interest-earning assets	1,206,798	38,951	4.32%	1,106,532	33,902	4.10%
Cash and due from banks	19,801			17,802
Premises and equipment, net	14,161			15,776
Goodwill and core deposit intangible, net	1,943			2,164
Other assets	32,666			37,876
Average total assets	$1,275,369			$1,180,150

Interest-bearing liabilities:
Interest-bearing demand	$477,755	712	0.20%	$426,365	528	0.17%
Savings deposits	108,382	196	0.24%	111,258	146	0.18%
Certificates of deposit	171,941	1,448	1.13%	209,275	1,641	1.05%
Federal Home Loan Bank of San Francisco borrowings	30,037	435	1.94%	403	3	1.00%
Other borrowings net of unamortized debt issuance costs	15,601	825	7.07%	18,241	880	6.45%
Junior subordinated debentures	10,310	283	3.67%	10,310	211	2.74%
Average interest-bearing liabilities	814,026	3,899	0.64%	775,852	3,409	0.59%
Noninterest-bearing demand	320,316			280,559
Other liabilities	12,094			12,206
Shareholders’ equity	128,933			111,533
Average liabilities and shareholders’ equity	$1,275,369			$1,180,150
Net interest income and net interest margin (4)		$35,052	3.88%		$30,493	3.68%
Tax equivalent net interest margin (3)			3.92%			3.78%

(1) Interest income on loans includes deferred fees and costs of approximately $356 thousand and $423 thousand for the nine months ended September 30, 2018 and 2017, respectively.
(2) Net loans includes average nonaccrual loans of $4.3 million and $9.7 million for the nine months ended September 30, 2018 and 2017, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% tax rate for 2018 and at a 34% tax rate for 2017. The amount of such adjustments was an addition to recorded income of approximately $339 thousand and $832 thousand for the nine months ended September 30, 2018 and 2017, respectively.

(4) Net interest margin is annualized net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 9
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Beginning balance ALLL	$12,388	$12,295	$11,925	$11,692	$11,688
Provision for loan and lease losses	—	—	—	450	—
Loans charged-off	(198)	(382)	(390)	(451)	(245)
Loan loss recoveries	202	475	760	234	249
Ending balance ALLL	$12,392	$12,388	$12,295	$11,925	$11,692

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2018	2018	2018	2017	2017
Nonaccrual loans:
Commercial	$899	$1,358	$1,109	$1,603	$2,309
Real estate - commercial owner occupied	—	—	—	600	617
Real estate - residential - ITIN	2,571	2,613	2,839	2,909	3,201
Real estate - residential - 1-4 family mortgage	179	184	188	606	626
Real estate - residential - equity lines	44	44	45	45	815
Consumer and other	24	33	35	36	37
Total nonaccrual loans	3,717	4,232	4,216	5,799	7,605
Accruing troubled debt restructured loans:
Commercial	1,291	1,420	1,516	1,551	671
Real estate - commercial non-owner occupied	797	799	800	803	805
Real estate - residential - ITIN	4,535	4,592	4,554	4,614	4,655
Real estate - residential - equity lines	367	372	376	380	441
Total accruing troubled debt restructured loans	6,990	7,183	7,246	7,348	6,572

All other accruing impaired loans	—	—	—	—	—

Total impaired loans	$10,707	$11,415	$11,462	$13,147	$14,177

Gross loans outstanding at period end	$927,480	$936,816	$900,420	$879,835	$824,874

Impaired loans to gross loans	1.15%	1.22%	1.27%	1.49%	1.72%
Nonaccrual loans to gross loans	0.40%	0.45%	0.47%	0.66%	0.92%

Allowance for loan and lease losses as a percent of:
Gross loans	1.34%	1.32%	1.37%	1.36%	1.42%
Nonaccrual loans	333.39%	292.72%	291.63%	205.64%	153.74%
Impaired loans	115.74%	108.52%	107.27%	90.71%	82.47%

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. As a result of continued improved asset quality and net loan loss recoveries, no provision for loan and lease losses was necessary during the current quarter, prior quarter or the same quarter a year previous. Our ALLL as a percentage of gross loans was 1.34% as of September 30, 2018 compared to 1.42% as of September 30, 2017 and 1.32% as of June 30, 2018. Based on the Bank’s ALLL methodology, which uses criteria such as risk factors and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at September 30, 2018. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At September 30, 2018, the recorded investment in loans classified as impaired totaled $10.7 million, with a corresponding specific reserve of $1.1 million compared to impaired loans of $14.2 million with a corresponding specific reserve of $918 thousand at September 30, 2017 and impaired loans of $11.4 million, with a corresponding specific reserve of $1.2 million at June 30, 2018.

TABLE 10
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2018	2018	2018	2017	2017
Nonaccrual	$2,720	$3,218	$3,237	$3,581	$4,403
Accruing	6,990	7,183	7,246	7,348	6,572
Total troubled debt restructurings	$9,710	$10,401	$10,483	$10,929	$10,975

Troubled debt restructurings as a percentage of total gross loans	1.05%	1.11%	1.16%	1.24%	1.33%

There were no new troubled debt restructurings during the three months ended September 30, 2018. As of September 30, 2018, we had 107 restructured loans that qualified as troubled debt restructurings, of which all were performing according to their restructured terms.

TABLE 11
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2018	2018	2018	2017	2017
Total nonaccrual loans	$3,717	$4,232	$4,216	$5,799	$7,605
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	3,717	4,232	4,216	5,799	7,605

Other real estate owned ("OREO")	136	140	60	35	699
Total nonperforming assets	$3,853	$4,372	$4,276	$5,834	$8,304

Nonperforming loans to gross loans	0.40%	0.45%	0.47%	0.66%	0.92%
Nonperforming assets to total assets	0.29%	0.34%	0.34%	0.46%	0.67%

TABLE 12
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)

	At September 30,		Change		At June 30,
	2018	2017	$	%	2018

Assets:
Cash and due from banks	$21,316	$19,929	$1,387	7%	$23,996
Interest-bearing deposits in other banks	69,920	65,702	4,218	6%	15,690
Total cash and cash equivalents	91,236	85,631	5,605	7%	39,686

Securities available-for-sale, at fair value	239,633	232,494	7,139	3%	247,639
Securities held-to-maturity, at amortized cost	—	30,724	(30,724)	(100)%	—
Loans, net of deferred fees and costs	929,237	826,644	102,593	12%	938,579
Allowance for loan and lease losses	(12,392)	(11,692)	(700)	6%	(12,388)
Net loans	916,845	814,952	101,893	13%	926,191

Premises and equipment, net	13,495	15,039	(1,544)	(10)%	13,908
Other real estate owned	136	699	(563)	(81)%	140
Life insurance	22,282	21,764	518	2%	22,155
Deferred tax asset, net	8,084	8,751	(667)	(8)%	7,815
Goodwill and core deposit intangible, net	1,864	2,086	(222)	(11)%	1,920
Other assets	21,894	19,741	2,153	11%	22,050
Total assets	$1,315,469	$1,231,881	$83,588	7%	$1,281,504

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$361,516	$316,814	$44,702	14%	$316,347
Demand - interest-bearing	510,553	433,466	77,087	18%	465,087
Savings	111,388	111,962	(574)	(1)%	106,170
Certificates of deposit	161,304	200,543	(39,239)	(20)%	166,925
Total deposits	1,144,761	1,062,785	81,976	8%	1,054,529

Term debt:
Federal Home Loan Bank of San Francisco borrowings	—	—	—	—%	60,000
Other borrowings	14,396	17,700	(3,304)	(19)%	15,296
Unamortized debt issuance costs	(103)	(150)	47	(31)%	(115)
Net term debt	14,293	17,550	(3,257)	(19)%	75,181

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	13,136	12,831	305	2%	11,406
Total liabilities	1,182,500	1,103,476	79,024	7%	1,151,426

Shareholders' equity:
Common stock	52,191	51,755	436	1%	52,043
Retained earnings	84,857	76,179	8,678	11%	81,475
Accumulated other comprehensive (loss) income, net of tax	(4,079)	471	(4,550)	(966)%	(3,440)
Total shareholders' equity	132,969	128,405	4,564	4%	130,078

Total liabilities and shareholders' equity	$1,315,469	$1,231,881	$83,588	7%	$1,281,504

Total interest-earning assets	$1,244,581	$1,154,934	$89,647	8%	$1,206,791
Shares outstanding	16,330	16,265	65	—%	16,318
Book value per share	$8.14	$7.89	$0.25	3%	$7.97
Tangible book value per share (1)	$8.03	$7.77	$0.26	3%	$7.85

(1) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 13
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2018	2017	$	%	2018	2018	2017
Interest income:
Interest and fees on loans	$11,568	$9,887	$1,681	17%	$11,164	$33,461	$29,029
Interest on taxable securities	1,209	1,049	160	15%	1,278	3,696	2,710
Interest on tax-exempt securities	400	551	(151)	(27)%	413	1,276	1,615
Interest on interest-bearing deposits in other banks	254	278	(24)	(9)%	135	518	548
Total interest income	13,431	11,765	1,666	14%	12,990	38,951	33,902
Interest expense:
Interest on demand deposits	276	196	80	41%	215	712	528
Interest on savings deposits	73	52	21	40%	64	196	146
Interest on certificates of deposit	465	567	(102)	(18)%	488	1,448	1,641
Interest on Federal Home Loan Bank of San Francisco borrowings	121	—	121	100%	267	435	3
Interest on other borrowings	265	292	(27)	(9)%	279	825	880
Interest on junior subordinated debentures	104	74	30	41%	97	283	211
Total interest expense	1,304	1,181	123	10%	1,410	3,899	3,409
Net interest income	12,127	10,584	1,543	15%	11,580	35,052	30,493
Provision for loan and lease losses	—	—	—	—%	—	—	500
Net interest income after provision for loan and lease losses	12,127	10,584	1,543	15%	11,580	35,052	29,993
Noninterest income:
Service charges on deposit accounts	170	132	38	29%	175	521	401
ATM and point of sale fees	282	273	9	3%	300	848	827
Fees on payroll and benefit processing	159	147	12	8%	146	474	485
Life insurance	128	134	(6)	(4)%	127	384	915
Gain (loss) on investment securities, net	1	38	(37)	(97)%	4	41	139
Federal Home Loan Bank of San Francisco dividends	104	80	24	30%	95	279	237
Gain (loss) on sale of OREO	(7)	81	(88)	(109)%	—	9	22
Insured cash sweep fees	—	87	(87)	(100)%	—	—	192
Other income	106	104	2	2%	115	331	324
Total noninterest income	943	1,076	(133)	(12)%	962	2,887	3,542

TABLE 13 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2018	2017	$	%	2018	2018	2017
Noninterest expense:
Salaries and related benefits	4,529	4,291	238	6%	4,513	13,897	13,296
Premises and equipment	1,017	1,067	(50)	(5)%	1,016	3,104	3,169
Federal Deposit Insurance Corporation insurance premium	94	78	16	21%	93	283	230
Data processing fees	518	437	81	19%	471	1,421	1,294
Professional service fees	336	276	60	22%	314	995	1,119
Telecommunications	55	219	(164)	(75)%	178	449	653
Other expenses	1,085	989	96	10%	1,086	3,189	3,312
Total noninterest expense	7,634	7,357	277	4%	7,671	23,338	23,073
Income before provision for income taxes	5,436	4,303	1,133	26%	4,871	14,601	10,462
Provision for income taxes	1,404	1,427	(23)	(2)%	1,253	3,710	3,125
Net income	$4,032	$2,876	$1,156	40%	$3,618	$10,891	$7,337

Basic earnings per share	$0.25	$0.18	$0.07	39%	$0.22	$0.67	$0.49
Average basic shares	16,252	16,191	61	—%	16,245	16,242	14,884
Diluted earnings per share	$0.25	$0.18	$0.07	39%	$0.22	$0.67	$0.49
Average diluted shares	16,342	16,288	54	—%	16,325	16,327	14,984

TABLE 14
UNAUDITED CONDENSED CONSOLIDATED
YEAR TO DATE AVERAGE BALANCE SHEETS
(amounts in thousands)

	For the Nine Months Ended		For the Twelve Months Ended
	September 30,	September 30,	December 31,	December 31,	December 31,
	2018	2017	2017	2016	2015
Earning assets:
Loans	$912,648	$811,080	$818,119	$752,938	$699,227
Taxable securities	203,791	153,702	165,333	120,884	120,897
Tax exempt securities	52,844	74,932	74,231	75,303	77,089
Interest-bearing deposits in other banks	37,515	66,818	66,872	58,668	30,323
Total earning assets	1,206,798	1,106,532	1,124,555	1,007,793	927,536

Cash and due from banks	19,801	17,802	18,301	15,831	11,220
Premises and equipment, net	14,161	15,776	15,567	15,078	11,552
Goodwill and core deposit intangible, net	1,943	2,164	2,136	1,888	—
Other assets	32,666	37,876	37,692	39,160	42,423
Total assets	$1,275,369	$1,180,150	$1,198,251	$1,079,750	$992,731

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$320,316	$280,559	$289,735	$226,368	$156,578
Demand - interest-bearing	477,755	426,365	434,705	374,170	283,105
Savings	108,382	111,258	111,376	104,771	92,659
Certificates of deposit	171,941	209,275	205,648	221,074	238,626
Total deposits	1,078,394	1,027,457	1,041,464	926,383	770,968

Federal Home Loan Bank of San Francisco borrowings	30,037	403	302	17,856	87,548
Other borrowings net of unamortized debt issuance costs	15,601	18,241	17,981	19,430	1,326
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	12,094	12,206	12,293	13,217	16,588
Total liabilities	1,146,436	1,068,617	1,082,350	987,196	886,740

Shareholders' equity	128,933	111,533	115,901	92,554	105,991
Liabilities & shareholders' equity	$1,275,369	$1,180,150	$1,198,251	$1,079,750	$992,731

TABLE 15
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Earning assets:
Loans	$930,863	$922,687	$883,876	$839,004	$805,144
Taxable securities	199,883	206,247	205,302	199,849	179,362
Tax exempt securities	48,561	50,306	59,789	72,152	77,303
Interest-bearing deposits in other banks	50,397	29,041	32,915	67,032	84,323
Total earning assets	1,229,704	1,208,281	1,181,882	1,178,037	1,146,132

Cash and due from banks	21,834	19,880	17,641	19,783	19,143
Premises and equipment, net	13,768	14,167	14,557	14,948	15,362
Goodwill and core deposit intangible, net	1,888	1,943	1,998	2,054	2,109
Other assets	33,084	32,426	32,485	37,138	38,154
Total assets	$1,300,278	$1,276,697	$1,248,563	$1,251,960	$1,220,900

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$343,948	$309,199	$307,397	$316,961	$303,314
Demand - interest-bearing	494,906	467,651	470,440	459,451	436,614
Savings	107,349	107,108	110,725	111,725	110,305
Certificates of deposit	163,302	170,824	181,901	194,886	204,044
Total deposits	1,109,505	1,054,782	1,070,463	1,083,023	1,054,277

Federal Home Loan Bank of San Francisco borrowings	22,283	55,275	12,444	—	—
Other borrowings net of unamortized debt issuance costs	14,681	15,614	16,528	17,211	17,804
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	12,000	12,535	11,749	12,554	11,935
Total liabilities	1,168,779	1,148,516	1,121,494	1,123,098	1,094,326

Shareholders' equity	131,499	128,181	127,069	128,862	126,574
Liabilities & shareholders' equity	$1,300,278	$1,276,697	$1,248,563	$1,251,960	$1,220,900

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing community banking and financial services through nine offices located in northern California. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea Schneck, Vice President and Senior Administrative Officer / Corporate Secretary

Telephone Direct (530) 722-3959